Contrarian Press Agreement
To Establish Proprietary Database of Potential Investors

THIS AGREEMENT to Establish a Proprietary Database of Potential Investors ("Agreement") is by and between Contrarian Press LLC (hereinafter referred to as "Contrarian Press" or the "Publisher"), and ~~To-Be-Named, Inc.~~ (hereinafter referred to as "Client").
Life Stem Genetics Inc. (G.S.) A state of Nevada corporation.

EXPLANATORY STATEMENT

Contrarian Press' objectives are to establish, maintain, and expand a proprietary database of North American individual investors for Client through the offering of Provisional Memberships to Contrarian Press' Contrarian Wealth Coalition product. Contrarian Press' investment strategies presented to its membership are designed to expand the active interest of new and current Contrarian Wealth Coalition members. Through this Agreement, the Client seeks to acquire a database of active individual investors for Client to access for future investor and market relations.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective signatures below, the parties agree as follows:

I. PROPRIETARY DATABASE SERVICES

A. During the term of this Agreement, as set forth in Section III below, the Publisher will conduct extensive multi-venue marketing to offer Provisional Memberships to the Contrarian Wealth Coalition in order to produce a comprehensive dossier on the general investment patterns and preferences of its database for the Client. From this dossier, the Publisher will present progressive reports to the Client according to a mutually agreeable schedule.

B. The Publisher shall conduct database acquisition through its Contrarian Wealth Coalition offerings of Provisional Memberships as an independent contractor and not in connection with any employment relationship with the Client. The Publisher assumes all liabilities in the content, production and distribution of its database acquisition services. All services rendered by the Publisher within this Agreement shall be performed to the best of its ability in concert with its objectives to establish a proprietary database of individual investors for the Client.

II. SCOPE OF DATABASE SERVICES

The Publisher will render database services for the Client through the following formats and venues:

Contrarian Wealth Coalition - Provisional Memberships: The Publisher's editorial staff will produce and distribute new member incentives through online media offers, direct-mail response

JH (G.S)

by courier and retail investment conference workshops. The Publisher will be responsible for the content and any resulting liability of its published materials.

Recurring Interaction with Members: The Publisher will refine and track the interactive patterns with its Provisional Members in ongoing strategy presentations distributed by the Contrarian Wealth Coalition. The individual patterned information will be added by the Publisher to the database records throughout the term of this Agreement.

Toll-Free Phone Information Lines: The Publisher will establish and maintain a toll-free telephone line to receive calls from offering efforts funded by the Client's budget. This toll-free phone line will be operational 24 hours per day by live switchboard or interactive voice mail for prompt follow-up and will offer callers the opportunity to speak with a member of the Publisher's staff to further explain the Contrarian investment strategies.

Report-Related Email & Website: The Publisher will establish and monitor a proprietary email address to receive and respond to incoming email communications from membership inquiries related to database services. These inquiry-related points of contact will be posted at www.ContrarianPress.com.

Database Maintenance and Reporting: Requests and responses to distributions of the Publisher's offerings and subsequent interaction with Provisional Members by direct mail, email, telephone or investment conference direct-contact will be added to the Client's database on the Publisher's server. These database records will include, if available, individual contact information, dates of contact, and a chronology of responses by the Publisher's staff. Database reports will be provided to the Client according to a mutually agreeable schedule.

THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE PUBLISHER IS NOT A REGISTERED INVESTMENT ADVISER AND WILL NOT OFFER ANY INDIVIDUALIZED INVESTMENT ADVICE TO ANYONE. THE PURPOSE OF ANY COMMUNICATIONS WILL BE ONLY TO ADDRESS ADMINISTRATIVE MEMBERSHIP ISSUES OR TO FURTHER EXPLAIN HOW THE GENERAL CONTRARIAN INVESTMENT STRATEGIES WORK WITHOUT REGARD TO ANY CALLER'S OR OTHER POTENTIAL INVESTOR'S PARTICULAR CIRCUMSTANCES, ABOUT WHICH THE PUBLISHER WILL NOT INQUIRE.

III. TERM and TERMINATION

The Publisher will establish, expand and manage of the database for the Client for a period of 24 months. Either Publisher or Client may terminate the Agreement upon five business days of written notice to the other party, for any reason.

IV. BUDGET

(G.S.)

It is the Publisher's intention to propose compensation parameters and performance incentives that are mutually acceptable to both the Publisher and the Client in order to accomplish the Client's objective. Based on a commitment of resources necessary to commence the services contemplated by this Agreement, the Client shall provide an initial budget of $300,000 to be applied to recurring database acquisition costs expended by the Publisher. Throughout the term of this Agreement, continuation of Publisher activities and replenishment of the budget by the Client will be as approved by mutual agreement.

Expenses: The costs incurred by the Publisher to fulfill the services contemplated by this Agreement will be charged to the Client's budget. Such costs shall include, but not be limited to,: media advertising, direct-mail couriers, server maintenance, retail investor conferences, printing, postage and telephone charges associated with the Publisher's database acquisition and management for the Client. Any extraordinary items shall be charged to the budget only with prior authorization.

V. Confidentiality

Except as required by law or court order, the Publisher will keep confidential any trade secrets or confidential or proprietary information of the Client which are now known to the Publisher or which hereinafter may become known to the Publisher and the Publisher shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity, or use the same in any way other than in connection with the business of the Client and only with prior written permission of the Client. For purposes of this Agreement, "trade secrets or confidential or proprietary information" includes information unique to or about the Client including but not limited to its business and is not known or generally available to the public.

VI. Miscellaneous

A. Amendment: This Agreement may not be amended, except by a written instrument signed and delivered by each of the parties hereto.

B. Governing Law and Jurisdiction: This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California. Each party irrevocably submits to the exclusive jurisdiction of the federal and/or state courts of the State California of in any suit, action or proceeding arising out of this Agreement.

C. Severability: If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction

1+ (B.S.)

Sept. 25, 2013

In Witness Whereof, the parties have executed this Agreement as of this ~~XX day of August,~~ (G.S.) 2013.

AGREED:

Contrarian Press, LLC

By: [signature]
Scott S. Fraser / Publisher

Life StemGenetics, Inc. (G.S.) ~~To-Be-Named, Inc.~~

By: [signature]
Authorized Signer
Gloria Simon